UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2024

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission File Number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
3.900% Notes due 2024	PRGO24	New York Stock Exchange
4.375% Notes due 2026	PRGO26	New York Stock Exchange
4.650% Notes due 2030	PRGO30	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Between May 21 and May 27, 2024, Kyle L. Hanson and Perrigo Company plc (“Perrigo” or the “Company”) agreed to the following. Effective May 30, 2024, Ms. Hanson will step down from her positions as Executive Vice President (“EVP”), General Counsel and Corporate Secretary of the Company and relevant affiliates. Ms. Hanson will continue as Special Counsel to the CEO, the Board and Interim General Counsel for Strategic Litigation through September 15, 2024, with a primary focus on the Company’s ongoing securities litigation and related matters, after which time she will shift to an advisory role to provide transition services through December 31, 2024.

In connection with her separation, upon entry into a standard release agreement, Ms. Hanson will receive severance benefits including one year of base salary, career transition services assistance, and Company-paid COBRA benefits. Ms. Hanson will also receive two years of tax/financial planning services and medical exam coverage. In addition, in recognition of her service during a transformational period for the Company and the successful settlement of the securities class action litigation, the Talent and Compensation Committee of the Board of Directors of the Company has authorized payment of Ms. Hanson’s 2024 incentive bonus in cash at target, continued vesting of Ms. Hanson’s existing equity awards for 36 months, and relocation benefits in the amount of $180,000. Ms. Hanson will also be eligible for a bonus grant of restricted stock units of up to $500,000 based on the achievement of certain milestones related to the securities litigation and related matters in her new role.

Item 8.01	Other Information.

The Company announced the appointment of Todd Kingma as Interim EVP, General Counsel and Corporate Secretary, effective May 30, 2024. Mr. Kingma retired from Perrigo in August 2022 after 19 years with the Company and has agreed to serve in the Interim role while the Company seeks a successor to Ms. Hanson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Eduardo Bezerra
Dated: May 28, 2024		Eduardo Bezerra
Chief Financial Officer